EXHIBIT 99.7

Clarification on Press Release August 10 2021 “TPT Global Tech, Inc. Signs An Exclusive Joint Venture Formation Agreement With UM Power Limited (UM Group) Of India To Design, Develop and Operate a Multi-Billion Dollar Private Industrial Park in The State of Uttar Pradesh In India”

SAN DIEGO, CA / ACCESSWIRE / August 11, 2021 / TPT Global Tech, Inc. (“TPTW or TPT Global Tech”) (OTCQB:TPTW) www.tptglobaltech.com Issues a Clarification on Press Release August 10 2021 headquartered in San Diego, California, technology-based company with divisions providing telecommunications, medical technology, media content for domestic and international syndication as well as technology solutions, today announced it is in a Joint Venture discussion with UM Power Limited (UM Group) in India to jointly design, develop and operate a Private Industrial Park located in the State of Uttar Pradesh. The parties have executed a joint venture formation agreement and the relationship of the parties under this JV Formation Agreement is intended to be exclusive while both parties will ensure that the definitive agreements along with SPV formation are completed within three to six months by which time both parties would have a better understanding of the overall valuation of the Industrial Park and other government approvals that will be required for the execution of the Industrial Park. TPT Global Tech’s responsibilities under the JV Formation Agreement include, among others, its intent to contribute by way of large investment by itself or through its global investors of up to US$100M, bring in technology partners and large OEMs from the US and other global markets and support with marketing and business development activities in general. The JV formation agreement shall remain valid for a period of five years.

UM Power Limited (a UM Group Company) has acquired a large land parcel of approx. 380-acres at Auraiya in the State of Uttar Pradesh in India. The land parcel is strategically located in an industrial corridor that provides immediate access to freeways, airports, ports, and a railway track extended up to the land parcel, along with access to power supply, water canal and gas supply. UM Power Limited has invested approx. US$ 25 Mn to develop the basic infrastructure in the land parcel. Additionally, the State Government intends to spend approx. US$ 23 Mn in developing the infrastructure such as power, transportation, water etc. around the land by ensuring reliable access to logistics, power supply, water supply and gas supply facilities.

UM Group (a conglomerate of Power and Automobile Sector) which is a US$ 250 Mn technology-driven, people-focused, equal opportunity group with operations in India with export operations to major global markets. For over two decades, UM Group has consistently held on to the initial idea of ethical business. The group aspires to explore, innovate, create, deliver and serve to fulfil the demand of the best International brands in their respective fields. With world-class engineering and manufacturing infrastructure, the group focuses on the Automotive, Engineering, Manufacturing, Power, Oil & Gas and Telecom sectors of the economy. International Joint Ventures have brought about an inherent multinational culture on the UM floor, with key collaborative efforts with Magneti Marrelli [Italy] for Auto Components and Technical Resources Est. of Al Bawardy Group in Dubai for Gensets, Tower Lights, Air Compressors, etc in the Middle East & African market. The Flagship company of the UM Group, Unitech Machines Limited (UML) operates two distinct business divisions - Auto and Engineering with ISO 9001/14001 & TS-16949 Certification.

TPT Global Tech’s Chairman & CEO, Stephen J. Thomas III said, “TPT Global Tech and UM Power Limited are discussing the opportunities of joining hands to collaborate and cooperate for investment, design, development, operation and business development of a Private Industrial Park at this location in Auraiya in the State of Uttar Pradesh in India. The Industrial Park is intended to house a wide range of industries such as Aerospace & Defence Industry, Electronics & Information Technology Industry, Telecommunications & 5G Ecosystem Industry, R&D & Innovations Industry, IoT & Cyber Security Industry, Biotechnology Industry and Electric & Future Mobility Industry. Our efforts will start with discussions on developing the basic infrastructure, enabling infrastructure and core infrastructure that will support the various industries. Once the Industrial Park is ready, we intend to invite large players from various industries to initiate manufacturing, R&D and innovation within its confines.”

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Mr. Thomas further stated, “our intent is that TPT will actively work with UM Power Limited to deliver a world-class Private Industrial Park that supports livability, workability and sustainability. We hope that the Industrial Park will drive huge co-investments through these various industries. At TPT Global Tech, we have in-house capabilities across most industries that we have proposed under the pretext of the Industrial Park and I am eager to bring the latest technology, development and manufacturing to India and deliver such advancements to this project. With UM Power Limited, we intend to discuss jointly developing the Industrial Park infrastructure and then develop multiple SPVs that will be set up with the respective technology partners and large OEMs. Activities under the JV Formation Agreement, we hope, will benefit in terms of equity and direct business from the additional SPVs formed together with multiple technology partners and large OEMs. This Industrial Park initiative is also intended to support and execute the vision of the Quad Leaders, reaffirming ‘The Spirit of the Quad’ and its unity in a shared vision for a free and open Indo-Pacific.”

UM Power’s Chairman, Mr. Verinder Kumar Chhabra quoted, “UM Power Limited is happy to partner with TPT Global Tech to jointly discuss developing the Industrial Park. Our earlier goal was to develop a small cluster focused around a specific industry however now along with TPT Global Tech we intend to have new objectives to develop a comprehensive Industrial Park that will accommodate multiple industries. We are excited and hope that this park will give a new objective to the region. We believe there are huge economic and social benefits associated with this development. We anticipate multi-billion dollar projects to house themselves within the Industrial Park when it is ready and believe this will create approx. 21,000 direct jobs and approx. 90,000 indirect jobs that will increase perpetually over the next decade.”

Mr. R. B. Singh, Director, UM Power Limited quoted, “The location for the Private Industrial Park has great logistical support in terms of high capacity infrastructure, airports, railway connectivity, port connectivity, water canal, talented human capital from various industries and above all, strong support from the State Government and Central Government. We are proposing a single-window approval for all projects related to the Industrial Park including its development that will benefit us and many other partners within the ecosystem of the Industrial Park.”

Major General John F. Wharton (US Army, Retd.), Member, Board of Advisors of TPT as well as Chairman of its Global Defence Division state, “We are ready with a full-fledged plan to develop Indigenous Technology, Research & Development for SMEs and start-ups. Through the Industrial Park, we wish to create an ecosystem across India that will rope in various SMEs and start-ups from across industries. Further, the forward and backward linkages that we plan to create, we believe, will facilitate smooth technology transfer, mass production and attractive buy-back contracts across sectors for India, the US and other global markets.”

TPT Global Tech has appointed Khandwala Securities Limited as their financial advisors and investment bankers for promoting the India corporate initiative. Khandwala Securities brings over eight decades of financial advisory and investment banking experience in managing clients across India and global markets. KSL India has been consistently delivering exceptional results to their clients since 1934 in India, the US, Europe, the Middle East, Africa and South-East Asia.

Mr. Paresh J. Khandwala, Chairman & MD, Khandwala Securities Limited quoted, “We take pride in connecting clientele across global markets. We understood the vision and objective of TPT Global Tech’s India Corporate initiative and their plan to set up a Industrial Park in India. We are positive that both TPT Global Tech and UM Power Limited will see their objectives and actions resonate with each other while developing the Industrial Park along with its technology innovation centres. TPT Global Tech intends to bring investments, technology and global partners to this platform which will take the Industrial Park to a global league. We will help both the companies in further developing this park and help introduce the right partners and vendors for various requirements who will establish business within the Industrial Park. We believe it will also be a great investment opportunity for large Indian and global families to participate in future fundraisers through a wide range of businesses to be established within the Private Industrial Park.”

Mr. Harnish Gajjar, Chief Strategy Officer & Country Director (India) for TPT Global Tech, Inc. said, “We believe we have a blueprint ready for the Industrial Park initiative including its design and development. We have carved out a detailed business model to operate the Industrial Park professionally and profitably while featuring high-grade, high-precision and advanced industries, along with Smart Airports, Smart Hospitals, Smart Transportation, Smart Hotels. Our objective is to become a champion pacesetter promoting strategic capital orientation, major industry upgrades and innovation-based developments in the Industrial Park. Over the next few months, we intend to work jointly with UM Power Limited to discuss the initiation and completion of the various approvals related to the Industrial Park project and towards finalising the definitive agreement.”

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TPT Global Tech has a long-term global plan, a part of which it intends to unfold through this Industrial Park initiative over the next few years.

About TPT Global Tech, Inc.

TPT Global Tech, Inc. based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT’s cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today’s global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

For more information about how TPT Global Tech’s technologies and to schedule a call with CEO Stephen Thomas, please contact Shep Doniger at 561-637-5750 and sdoniger@bdcginc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as “believes,” “looking ahead,” “anticipates,” “estimates” and other terms with similar meaning. Specifically, statements about the Company’s plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech, Inc.

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